NEWS RELEASE	CONTACT:	Lynn Mailliard Kohler
Director, Global Corporate Communications
(415) 328-4798
lkohler@willislease.com

Willis Lease Finance Corporation Closes Transaction to Acquire Commercial Aircraft and Aircraft Engine Portfolio

Acquisition expands WLFC’s lease portfolio by an additional 12 aircraft and 13 engines

COCONUT CREEK, FL, August 25, 2026 – Willis Lease Finance Corporation (NASDAQ: WLFC) (the “Company” or “WLFC”), the leading lessor of commercial aircraft engines and global provider of aviation services, today announced that it has closed the transaction to acquire 12 commercial aircraft and 13 aircraft engines.

The acquisition expands WLFC’s aviation asset portfolio and provides additional opportunities to leverage the Company’s integrated leasing, asset management, technical and aftermarket capabilities. WLFC’s global platform provides multiple avenues to deploy and manage these assets with the objective of maximizing utilization and value throughout their lifecycle.

“We believe this acquisition represents an attractive opportunity to put capital to work in assets that fit well with our existing business,” said Austin C. Willis, Chief Executive Officer of WLFC. “It builds on our core strengths in aircraft and engine leasing and reflects our continued focus on disciplined growth and long-term value creation.”

Milbank LLP served as legal counsel to WLFC, and PricewaterhouseCoopers LLP provided accounting, tax, and financial due diligence services to WLFC in connection with the transaction. The seller was advised by Vedder as legal counsel and by KPMG Ireland as tax and accounting advisors in connection with the transaction.

Willis Lease Finance Corporation

Willis Lease Finance Corporation leases large and regional spare commercial aircraft engines and aircraft to airlines, aircraft engine manufacturers and maintenance, repair, and overhaul providers worldwide. These leasing activities are integrated with engine and aircraft trading, engine lease pools, and asset management services through Willis Mitsui & Co. Asset Management Limited, as well as various end-of-life solutions for engines and aviation materials provided through Willis Aeronautical Services, Inc. Through Willis Engine Repair Center®, Jet Centre by Willis, and Willis Aviation Services Limited, the Company’s service offerings include Part 145 engine maintenance, aircraft line and base maintenance, aircraft disassembly, parking and storage, airport FBO and ground and cargo handling services.

Except for historical information, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties. Do not unduly rely on forward-looking statements, which give only expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them to reflect any change in the Company’s expectations or any change in events, conditions, or circumstances on which the forward-looking statement is based, except as required by law.

The Company’s actual results may differ materially from the results discussed in forward-looking statements. Factors that might cause such a difference include, but are not limited to: the effects on the airline industry and the global economy of events such as war, terrorist activity and the COVID-19 pandemic; changes in oil prices, rising inflation and other disruptions to world markets; trends in the airline industry and the Company’s ability to capitalize on those trends, including growth rates of markets and other economic factors; risks associated with owning and leasing jet engines and aircraft; the Company’s ability to successfully negotiate equipment purchases, sales and leases, to collect outstanding amounts due and to control costs and expenses; changes in interest rates and availability of capital, both to the Company and its customers; the Company’s ability to continue to meet changing customer demands; regulatory changes affecting airline operations, aircraft maintenance, accounting standards and taxes; the market value of engines and other assets in the Company’s portfolio; and risks detailed in the Company’s Annual Report on Form 10-K and other continuing and current reports filed with the Securities and Exchange Commission. It is advisable, however, to consult any further disclosures the Company makes on related subjects in such filings. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.